Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FairPoint Communications, Inc:

We consent to the incorporation by reference in the registration statement (No. 333-141825) on Form S-4, in the registration statement (No. 333-122809) on Form S-8, and in the registration statements (Nos. 333-127759 and 333-127760) on Form S-3 of FairPoint Communications, Inc. and subsidiaries (the Company), of our reports dated February 28, 2008, with respect to the consolidated balance sheets of FairPoint Communications, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity (deficit), comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of FairPoint Communications, Inc.

Our report with respect to the consolidated financial statements refers to the Company’s adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, effective January 1, 2007, and Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

Our report dated February 28, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that FairPoint Communications, Inc. did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states management oversight and review procedures designed to monitor the effectiveness of control activities in the northern New England division were ineffective.

/s/  KPMG LLP

Charlotte, North Carolina
February 28, 2008